                                                                   EXHIBIT 10.09

                              SEPARATION AGREEMENT

     The Separation Agreement ("Agreement") is entered into effective April 14, 1999 ("Effective Date") between Broadbase Information Systems, Inc., a California Corporation, its officers, directors, employees, agents, attorneys, assignees, successors and predecessors (collectively, "Broadbase") and Bruce Armstrong ("Employee").

     WHEREAS, Employee has been employed by Broadbase, and both Employee and Broadbase have agreed that Employee's employment shall terminate effective June 30, 1999 ("Termination Date"). Broadbase and Employee wish to sever their relationship in a way that preserves the goodwill which exists between them.

     NOW THEREFORE, for and in consideration of the payment by Broadbase to Employee of the sums described in this Agreement, the parties agree as follows:

1. TERMINATION DATE: Employee's employment with Broadbase is terminated effective June 30, 1999 (the "Termination Date"). This represents 75 days notice, and shall include full health benefits, stock option vesting, vacation accrual and target compensation for the notice period. The termination is not intended to fall within the specific definition of Section 3.3 of your stock option agreements.

2. VESTING OF SHARES. Employee currently holds option(s) to purchase shares of Broadbase Common Stock. Employee's options will continue to vest through June 30, 1999. Any options not vested by that date shall terminate. Employee may exercise [his/her] vested options in accordance with the Broadbase 1996 Equity Incentive Plan ("Incentive Plan"); it being agreed that the Company shall repurchase all shares previously purchased by Employee which are unvested as of the Termination Date. As of June 30, 1999, the portion of the promissory note relating to the vested shares from Employee's 11/25/96 grant shall be forgiven (per Exhibit A to this Agreement, which also sets forth the total number of vested shares either exercised or subject to exercise by Employee.

3. ACKNOWLEDGMENT OF PAYMENT OF WAGES. On the Termination Date, Broadbase will deliver to Employee a final paycheck of all accrued wages, salary, bonuses, reimbursable expenses, and accrued but unused vacation pay due and owing to [his/her] from Broadbase as of the Termination Date.

4. PAYMENT. In addition, the parties agree that Employee will receive compensation through June 30, 1999 as severance pay. This severance pay is in addition to any amounts due Employee from Broadbase and is given as consideration for the release set forth below. Broadbase will pay this to Employee less all normal withholding and deductions.

5. NONSOLICITATION. Employee agrees that, during the period that begins on his Termination Date and ends on June 30, 2000 (the "Restrictive Period"), he will not: a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee's own behalf or on behalf of any other person or entity) anyone who is employed at that time, or was employed during the previous three months, by Broadbase, or any of Broadbase's subsidiaries to leave his or her employment with Broadbase, or any of Broadbase's subsidiaries; or b) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of Broadbase with any person or entity that is, was or is expected to become, a customer or client of Broadbase or of any of Broadbase's subsidiaries.

6. COBRA COVERAGE. Employee has the option, at [his/her] own expense; to extend the health insurance coverage currently provided by Broadbase for a period of 18 months from the Termination Date pursuant to the terms and conditions of COBRA. Employee has 60 days from the Termination Date to notify Broadbase in writing of [his/her] election to so continue [his/her] continuation coverage.

7. RETURN OF COMPANY PROPERTY. Employee hereby represents and warrants to Broadbase that [he/she] has returned to Broadbase any and all of Broadbase's property or data of any type whatsoever that was in [his/her] possession or control.

8. CONFIDENTIAL INFORMATION. Employee hereby acknowledges that [he/she] is bound by the attached Agreement dated November 1, 1996, that as a result of [his/her] employment with Broadbase [he/she] has had access to the Confidential Information (as defined in such agreement) of Broadbase, that [he/she] will hold all such Confidential Information in strictest confidence and that [he/she] may not make any use of such Confidential Information on behalf of any third party. Employee further confirms that [he/she] has delivered to Broadbase all documents and data of any nature containing or pertaining to such

Confidential Information and that [he/she] has not taken with [him/her] any such documents or data of any reproduction thereof.

 9. REPRESENTATION REGARDING EXISTING CLAIMS. Employee hereby warrants that as of the Effective Date of this Agreement, [he/she] has not filed any legal action in any court naming Broadbase as a party.

10. WAIVER OF CLAIMS. The payments and agreements set forth in the Agreement are in full satisfaction of any and all accrued salary, vacation pay, bonus pay, profit-sharing, termination benefits or other compensation to which Employee may be entitled by virtue of [his/her] employment with Broadbase or [his/her] termination of employment. Employee hereby releases and waives any and all claims [he/she] may have against Broadbase or any of their officers, directors, employees, managers, shareholders, partners, agents, attorneys, parent corporations, subsidiaries, successors, and assigns, including without limitation claims for any additional compensation or benefits arising out of the termination of [his/her] employment, any claims for any additional stock or stock options and any claims of wrongful termination, breach of contract or discrimination under state or federal law.

     Employee hereby expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

11. NONDISPARAGEMENT. Employee agrees that [he/she] will not disparage the Company or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement.

12. LEGAL AND EQUITABLE REMEDIES. Employee agrees that Broadbase shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies Broadbase may have at law or in equity for breach of this Agreement.

13. ATTORNEY'S FEES. If any action at law or in equity is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and expenses from the other party, in addition to any other relief to which such prevailing party may be entitled.

14. CONFIDENTIALITY. The contents, terms and conditions of this Agreement shall be kept confidential by Employee and shall not be disclosed except to [his/her] attorneys or pursuant to subpoena or court order. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.

15. NO ADMISSION OF LIABILITY. This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Broadbase, its representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Employee and Broadbase with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. Employee acknowledges that neither Broadbase nor its agents or attorneys, have made any promise, representation or warranty whatsoever, either expressed or implied, written or oral, which is not contained in this Agreement for the purpose of inducing Employee to execute the Agreement, and Employee acknowledges that [he/she] has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein.

17. MODIFICATION. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, duly executed by authorized representatives of each of the Parties hereto.

EMPLOYEE                               Broadbase Information Systems

By: BRUCE W ARMSTRONG                  By: CHUCK J. BAY
   -------------------------              -------------------------

Date:  6/23/99                         Date:  6-23-99
     -----------------------                -----------------------

                        BROADBASE NONSOLICITATION INSERT


     Employee further agrees that, during the period that begins on his Termination Date and ends on __________ (the "Restrictive Period"), he will not:

     (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee's own behalf or on behalf of any other person or entity) any one who is employed at that time, or was employed during the previous three months, by the Company, or any of the Company's subsidiaries to leave his or her employment with the Company or any of the Company's subsidiaries;

     (b) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of the Company with any person or entity that is, was or is expected to become, a customer or client of the Company or of any of the Company's subsidiaries.

                                                                       Exhibit A

PERSONNEL OPTION STATUS             BROADBASE INFORMATION SYSTEMS, INC.               Page: 1
                                    ID: 94-3177334                                    File: Oplstmt
                                    173 Constitution Drive                            Date: 5/20/99
                                    Menlo Park, CA 94025                              Time: 8:59:05 AM

AS OF 6/30/99


BRUCE W. ARMSTRONG                 ID: 16
3974 WASHINGTON STREET
SAN FRANCISCO, CA 94118

====================================================================================================================================
          OPTION
NUMBER    DATE     PLAN      TYPE      GRANTED   PRICE     EXERCISED      VESTED    CANCELLED   UNVESTED  OUTSTANDING  EXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
000014    11/25/96  1996     ISO       337,500   $0.033300  337,500       217,969        0       119,531          0    -119,531
0000601    5/23/97  1996     ISO        67,500   $0.250000        0        35,156        0        32,344     67,500      35,156
                                       -------              -------       -------   ------       -------   --------    --------
                                       405,000              337,500       253,125        0       151,875     67,500     -84,375
====================================================================================================================================

====================================================================================================================================
INFORMATION CURRENTLY ON FILE
------------------------------------------------------------------------------------------------------------------------------------
TAX                 RATE %                   BROKER              REGISTRATION                  ALTERNATE ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
Federal             28.000
Social Security      6.200
Medicare             1.450
CA-State             0.000